EXHIBIT B10

            EMPLOYMENT, CONFIDENTIALITY AND NONCOMPETITION AGREEMENT

      This Employment, Confidentiality and Noncompetition Agreement (the "Agreement") is made and entered into as of this 1st day of August, 2000 by and between MEDIQUIK SERVICES, INC., a Delaware corporation ("Employer"), and GRANT
M. GABLES ("Employee").

      In consideration of the mutual promises and covenants contained in this Agreement, the receipt and legal sufficiency of which consideration are hereby acknowledged, the parties hereby agree as follows:

            1. Duties. Employer shall employ Employee and Employee shall work for Employer in the employment position described in Exhibit A attached, which is by this reference incorporated into and made a part of this Agreement. In this position, Employee shall perform all assigned duties, comply with all employment policies, and willingly obey all responsible rules, regulations and special instructions that now exist or that may in the future be established by Employer from time to time. Employee shall render such services and perform such duties at such places or in such areas or territories as Employer shall direct, provided however, that if Employer relocates Employee from Houston, Texas without the concurrence of Employee, such action by Employer shall, at the option of Employee, constitute a termination of Employee by Employer without cause.

            2. Employee Performance. Employee accepts employment with Employer on the terms and conditions provided in this Agreement. Employee recognizes that Employee owes to Employer duties of loyalty, fidelity and obedience in all matters pertaining to such employment. Employee shall serve Employer diligently and faithfully, shall timely perform all duties to the best of Employee's ability and in compliance with Employer's reasonable standards of performance, and shall devote Employee's full time and best efforts to the conduct of Employer's business. Employee warrants that all information provided by Employee is true and correct.

            3. Compensation. In consideration for the services of Employee rendered to Employer pursuant to the terms of this Agreement, and subject to the full performance of the Employee's obligations hereunder, Employer shall pay Employee according to the provisions of Employer's compensation plan as described in Exhibit A. Employee shall receive no compensation or benefits, including but not limited to paid holidays, paid vacation and paid health insurance, that are not set forth in Exhibit A.

            4. Employment.

                  A. Term of Employment. Employee's term of employment under this Agreement shall commence on August 1st, 2000 and shall continue until the same date two years later unless prior to that date (a) Employer, for "Cause" (as defined below), terminates Employer's employment of employee, or (b) Employer and Employee mutually agree to the termination or extension of Employee's employment, in writing signed by both of them in accordance with
Section 9(g) of this Agreement. (c) there occurs one of the four following events the occurrence of which shall be considered a termination without cause:
1) a merger in which the Employer is not the surviving entity, 2) a sale of substantially all of the assets of Company, 3) a transaction or series of transactions pursuant to which the Employer adopts a plan of dissolution or liquidation, or 4) any other organization, consolidation or transaction in which current owners no longer maintain either voting control or the ability to elect a

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majority of the directors of the Employer (post MiraQuest transaction), (d)
Employee provides Employer one hundred and eighty (180) days notice of his intention to terminate his employment with Employer, or (e) Employee becomes disabled thus impairing his ability to perform his duties, which condition shall be treated as a termination without cause and the pay and benefits associated with termination without cause shall apply. In the event of Employee's giving notice of intent to resign, the Employer has the choice of releasing Employee of his duties and obligations and continuing his compensation and benefits for the one hundred and eighty (180) day period or requiring Employee to continue his duties and meeting his obligations as an Employee until the expiration of the one hundred and eighty (180) day period.

                  B. Termination of Employment. During the term of this Agreement, the Employer may terminate the employment of the Employee for "Cause" by giving the Employee written notice of such termination setting forth the "Cause" relied upon. For the purposes of this Agreement, "Cause" shall include but not be limited to (i) the Employee's disregard of lawful instructions of the Employer that are consistent with the Employee's position and duties set forth herein; (ii) the Employee's failure to perform Employee's duties in compliance with Employer's reasonable standards of performance and not as a result of notice of intention to resign, disability or retirement; (iii) the Employee's willful actions which do or are likely to result unjustifiably in material damage or embarrassment to the Employer, the Employer's reputation, or the Employer's other legitimate business interests; (iv) the Employee's abuse or illegal use of alcohol other drugs or controlled substances; (v) the Employee's material breach of any of the terms or conditions of the Agreement; (vi) the conviction of the Employee of a felony or entry of a guilty plea or plea of nolo contendere by Employee to a felony (or any other crime that has or might have a material adverse effect upon Employee's ability to carry out Employee's job duties or other obligations under this Agreement); or (vii) the Employee's theft, embezzlement or misappropriation of funds from the Employer. In the event Employer wishes to terminate Employee's employment pursuant to Subsection (i),
(ii), (iv), or (v) above, Employer shall give to Employee thirty (30) days' notice of Employer's intention to terminate Employee's employment and the reason(s) for such termination. If Employee wishes to remain employed by Employer, Employee shall during such thirty (30) day period remedy to the reasonable satisfaction of Employer's Board of Directors the misconduct, disregard, abuse, or other breach specified in such notice. If Employee does not so remedy such breach to the reasonable satisfaction of Employer's Board of Directors, then the termination shall take effect at the end of the thirty (30) day period. A termination pursuant to Subsection (vi) or (vii) shall take effect immediately upon the giving of notice. Achievement of desired results or performance established as a goal by the Employer shall not be a basis of termination for Cause. Any benefits or compensation to be earned based on performance criteria will terminate with employee's termination whether with or without cause.

                  C. Termination without Cause. Employer may terminate the Employee's employment without Cause at any time within the Employee's first 120 days of employment upon payment to Employee of severance compensation equivalent to compensation for 210 days of employment reduced by the compensation paid to Employee through the date of termination. After Employee has been employed and paid for the excess of 120 days, Employer may terminate the employment of the Employee without Cause upon payment to Employee of severance compensation equivalent to compensation for six (6) months, including all benefits. Equity compensation is not included as component of the termination without cause severance compensation calculation.

                  D. Equal Opportunity Employer. Employer is an Equal Employment Opportunity organization and shall not discriminate against Employee on the basis of age, color, creed, disability, marital status, national origin, political ideology, race, religion, sex, sexual orientation, or status as a disabled veteran or veteran of the Vietnam war era, with respect to promotion, transfer, compensation benefits or any other employment decision.

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                  E. Work Environment. In addition, Employer is committed to maintaining a positive, constructive working environment and will not tolerate harassment or abuse of Employee in the workplace. If Employee feels Employee has been subject to discrimination, harassment or abuse of Employee in connection with Employee's employment, Employer encourages Employee to bring any and all such matters to the attention of Employer's chief human resources officer and/or Board of Directors, who will conduct an investigation of all such matters brought to their attention and take such personnel action as is appropriate under the circumstances. Employee will not be subjected to retaliation for submitting complaints to Employer's chief human resources officer and/or Board of Directors.

            5. Confidential Information.

                  A. Definition of Confidential Information. Employer is in the business of providing chronic disease management services and other related services, and Employer has built up an established and extensive trade and reputation in the industry . Employer has developed and continues to develop commercially valuable technical and non-technical information ("Confidential Information") that is proprietary and confidential and/or constitutes Employer's "trade secrets" as defined by the Texas Trade Secrets Act. Such Confidential Information, which is vital to the success of Employer's business, includes, but is not necessarily limited to: programs, computer programs, system documentation, data compilations, manuals, methods, techniques, processes, patented and/or unpatented technology, research, know-how, development, designs, devices, inventions, the identities of customers, prospective customers, suppliers and prospective suppliers, contracts with suppliers and customers, sales proposals, methods of sales, marketing research and data, pricing policies, cost information, financial information, business plans, specialized requests of Employer's customers, and other materials and documents developed by Employer. Confidential Information also includes special hardware, product hardware, related software and related documentation, either owned by Employer or in Employer's possession under an agreement of nondisclosure. Through Employee's employment, Employee may become acquainted with or contribute to the Employer's Confidential Information through inventions, discoveries, improvement, software development, and/or in other ways.

                  B. Employee Access to Confidential Information. Employee shall
(a) access only such Confidential Information as is reasonably necessary to perform Employee's job functions, and (b) allow access to Confidential Information under Employee's control to only those of Employee's co-employees whose job functions for Employer reasonably necessitate access to such Confidential Information.

                  C. Nondisclosure of Confidential Information. Employee shall not, at any time, either during or subsequent to employment, directly or indirectly, appropriate, disclose or divulge any Confidential Information to any person not then employed by Employer, unless authorized or directed to do so by Employer or required to do so by a court or other governmental entity acting with the force of law. If Employer authorizes or directs Employee to disclose Confidential Information to any third party, Employee must ensure that a signed confidentiality agreement for the benefit of Employer is or has been obtained from the third party to whom Confidential Information is being disclosed and that all Confidential Information so disclosed is clearly marked "Confidential."

                  D. Return of Confidential and Other Information. All Confidential Information provided to Employee, and all documents and things prepared by Employee in the course of Employee's employment, including but not necessarily limited to correspondence, drawings, blueprints, manuals, letters, notes, lists, reports, flow-charts, computer programs, proposals, notebooks, DayTimers, planners, calendars, schedules, discs, data tapes, financial plans and information, business plans, and other documents and records, whether in hard copy, magnetic media or otherwise, and any and all copies thereof, are the exclusive property of Employer and shall be returned immediately to Employer upon termination of employment or upon Employer's request at any time.

                  E. Ownership of Confidential Information. Employee hereby grants to Employer, and Employer hereby accepts, the entire right, title, and interest of Employee in and to any of the Confidential Information created or developed by Employee, or that may be created or developed by Employee during the term of the Employee's employment by Employer (whether created or developed within or outside the course and scope of Employee's employment by Employer), including, but not limited to, all patents, copyrights, trade secrets, and other proprietary rights in or based on the Confidential Information. If the Confidential Information or any portion thereof is copyrightable, it shall be deemed to be a "work made for hire," as such term is defined in the copyright laws of the United States. Employee shall cooperate with Employer or its designees and execute assignments, oaths, declarations, and other documents prepared by Employer, to effect the terms of this Section 5(E) or to perfect or enforce any proprietary rights resulting from or related to this Agreement. Such cooperation and execution shall be at no additional compensation to Employee; provided, however, Employer shall reimburse Employee for reasonable out-of-pocket expenses incurred at the specific request of Employer.

            6. Noncompetition Obligations. During the term of Employee's employment with Employer, and for a 12 month period of time following termination of such employment for any reason, Employee will not, directly or indirectly, at any place in the United States, either for him/herself or on behalf of any other person, partnership, corporation or other entity:

                  (a) solicit, divert, take away, or attempt to solicit, divert or take away, any of Employer's customers or the business or patronage of any such customer;

                  (b)   solicit, recruit or hire any other employee of Employer;
                        or

                  (c) otherwise engage or become interested (as owner, stockholder, partner, director, officer, member, creditor, consultant, or employee) in any business in competition with any portion of the business conducted by Employer at any time during Employee's employment with Employer unless such activity is set forth in Exhibit B as an activity in which Employee is engaged on the Effective Date of this Agreement is initiated.

Employee acknowledges that Employer is doing business throughout the United States, that Employee is reasonably expected to have contact with Employer's customers throughout the United States during the term of Employee's employment with Employer, and that the national geographic scope of these covenants is reasonably necessary to protect Employer's legitimate business interests.

            7. Enforcement.

                  A. Reasonableness of Restrictions. Employee's compliance with this Agreement is reasonable and necessary to protect Employer's legitimate business interests, including but not limited to Employer's goodwill.

                  B. Irreparable Harm. A breach of Employee's obligations under this Agreement will result in great, irreparable and continuing harm and damage to Employer for which there is no adequate remedy at law.

                  C. Injunctive Relief. In the event Employee breaches this Agreement, Employer shall be entitled to seek, from any court of competent jurisdiction, preliminary and permanent injunctive relief to enforce the terms of this Agreement, in addition to any and all monetary damages allowed by law, against Employee.

                  D. Extension of Covenants. In the event Employee violates any one or more of the covenants contained in Section 6 of this Agreement, Employee agrees that the running of the term of each covenant so violated shall be tolled during the period(s) of any such violation and the pendency of any litigation arising out of any such violation.

                  E. Judicial Modification. The parties have attempted to limit the Employee's right to compete only to the extent necessary to protect Employer from unfair business practices and/or unfair competition. The parties recognize, however, that reasonable people may differ in making such a determination. Consequently, the parties hereby agree that, if the scope or enforceability of the restrictive covenant is in any way disputed at any time, a court or other trier of fact may modify and enforce the covenant to the extent that it believes to be reasonable under the circumstances existing at that time.

                  F. Attorney Fees. In the event it becomes necessary for either party to this Agreement to institute a suit at law or in equity for the purposes of enforcing any of the provisions of this Agreement, the prevailing party shall be entitled to recover said party's reasonable attorney's fees, plus court costs and expenses, from the nonprevailing party.

                  Withholding from Final Paycheck. Employee expressly authorizes Employer to withhold and deduct from Employee's final wages any amounts owed by Employee to Employer at the time of the termination of employment, including but not limited to, any draw deficiencies, reimbursement for unearned commissions, and the value of unreturned or damaged Employer property. Employee further expressly agrees to repay to Employer any additional sums owed by Employee to Employer (above that which may be withheld) immediately upon termination of Employee's employment. If the Company owes the Employee amounts exceeding those that the Employee may owe the Company as outlined above, the Company agrees to pay this amount at the time of the final paycheck. This amount would include all monetary and stock compensation that may have been accrued but not paid by the Company to Employee.

            8. Indemnity. Employee warrants and represents that Employee has not violated, is not violating, and will not violate any of the terms or conditions of any prior employment agreement, noncompetition or other restrictive covenant, or other agreement entered into by Employee while in the employment of any other employer; that Employee has not given and will not give to Employer at any time any customer list, trade secret, or any other item of confidential information, obtained or received while in the employment of any other employer; that Employee's employment with Employer is not restricted or limited in any way by any such employment agreement or restrictive covenant or by operation of any state, federal or local regulation, statute or other law of any kind, name or nature, including but not limited to trade secret laws and immigration laws; and that Employee is in all respects duly qualified and eligible to work for Employer. In the event any legal or administrative action is commenced against the Employee, Employer or both, arising out of Employee's former employment by another employer or Employee's illegal action or violation of one or more of the warranties or representations set forth in this section, Employee agrees to indemnify Employer for all damages, costs and expenses, including reasonable attorney fees, which Employer may incur and/or be required to pay in connection with such legal or administrative action. In the event any legal or administrative action is commenced against the Company, the Employee or both, arising out of any matter involving the Company, Company agrees to indemnify Employee for all damages, costs and expenses, including reasonable attorney fees, which Employee may incur and/or be required to pay in connection with such legal or administrative action, so long as such action does not arise pursuant to the conduct of the Employee.

            9. Miscellaneous.

                  A. Survival. This Agreement shall be effective as of the date first written above and that the terms of this Agreement shall remain in full force and effect not only during the continuation of Employee's employment, but also after the termination of employment for any reason by Employer or Employee.

                  B. Waiver. Failure of the Employer to exercise or otherwise act with respect to any of its rights under this Agreement shall not be construed as a waiver of any breach, nor prevent the Employer or Employee from thereafter enforcing strict compliance with any and all terms of this Agreement.

                  C. Severability. If any part of this Agreement shall be adjudicated to be invalid or unenforceable, as to duration, territory or otherwise, then such part shall be deemed deleted from this Agreement or amended, as the case may be, in order to render the remainder of this Agreement valid and enforceable.

                  D. Agreement Binding. This Agreement shall be binding upon and inure to the benefit of Employer, Employer's successors and assigns, Employee and Employee's heirs, executors, administrators and legal representatives.

                  E. Governing Law. This Agreement is made and entered into in the State of Texas, where Employer has its principal place of business, and concerns employment situated in said state. This Agreement shall be interpreted and construed in accordance with the laws of the State of Texas.

                  F. Titles and Captions. All section and paragraph titles and captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the construction or interpretation of this Agreement.

                  G. Entire Agreement. This Agreement contains all the understandings and agreements between the parties concerning matters set forth in this Agreement. The terms of this Agreement supersede any and all prior statement, representations and agreements by or between Employer and Employee, or either of them, concerning the matters set forth in this Agreement. Employee acknowledges that no person who is an agent or employee of Employer may orally or by conduct modify, delete, vary, or contradict the terms or conditions of this Agreement or this paragraph. This Agreement may be modified only by a written agreement signed by both parties.

                  Employee acknowledges that Employee has read and understands the entire contents of this Agreement and that Employee has received a copy of this Agreement.

                                                   EMPLOYER:

                                                   MEDIQUIK SERVICES, INC.

                                                   By /s/ Robert B. Teague
                                                   -----------------------------
                                                   Its        CEO


                                                   EMPLOYEE:

                                                      /s/ Grant M. Gables
                                                   -----------------------------
                                                   Grant M. Gables

                    EXHIBIT A TO EMPLOYMENT, CONFIDENTIALITY
                          AND NONCOMPETITION AGREEMENT
                              DATED August 1, 2000

Employee's Job Title: President and Chief Operating Officer

Compensation Plan:

      A.    Base Salary: $9,167 / month, paid biweekly to Employee

      B.    Performance Based Cash Bonuses:

            1. 20% of Annualized Base Salary upon MediQuik achieving two consecutive quarters of positive operating cash flow (EBIDTA).

            2. 20% of Annualized Base Salary upon MediQuik achieving 1 reportable quarter of financial profit.

      C.    Stock Option Program (priced at market for a term of 10 years):

            1.    Time Bonus:

                        a. 25,000 options vested at the end of the first year of employment.
                        b. 6,250 options vested each quarter of the second year of employment.

            2.    Performance Bonus:

                        a. 25,000 options vested upon MediQuik achieving two consecutive quarters of positive operating cash flow (EBIDTA).
                        c. 25,000 options vested upon MediQuik achieving 1 reportable quarter of financial profit.

Executive Benefits:

            1. Health, Life and Disability Insurance, including Dental and Vision Benefits.

            2. Vacation - 2 weeks annually accrued at 1 week for every 6 months. 3 weeks annually after first year of employment.

                                             EMPLOYER:

                                              MEDIQUIK SERVICES, INC.

                                              By:    /s/ Robert B. Teague
                                              ----------------------------------
                                              Its             CEO


                                              EMPLOYEE:

                                                     /s/ Grant M. Gables
                                              ----------------------------------
                                                     Grant M. Gables

            ENGAGEMENT, CONFIDENTIALITY AND NONCOMPETITION AGREEMEN'

      This Confidentiality and NonCompetition Agreement (this "Agreement") is made and entered into as of this 23rd day of August, 2000 by and between MEDIQUIK SERVICES INC., a Delaware corporation ("Company"), and ROBERT B. TEAGUE, M.D.P.A. ("Chief Executive Officer "), a professional association of which Robert Teague, M.D. is its sole employee. Robert Teague, M.D. will be solely responsible for the representations and duties of the professional association pursuant to this agreement.

      In consideration of the mutual promises and covenants contained in this Agreement, the receipt and legal sufficiency of which consideration are hereby acknowledged the parties agree as follows:

      1. Duties. Company shall contract with Chief Executive Officer and Chief Executive Officer shall work for Company in the position described in Exhibit A attached, which is by this reference incorporated into and made a part of this Agreement. In this position, Chief Executive Officer shall perform all assigned duties, comply with all employment policies, and willingly follow all applicable rules, regulations and special instructions that now exist or that may in the future be established by Company from time to time for Company's operations. Chief Executive Officer shall render such services and perform such duties at such places or in such areas or territories as required for Company's operation, provided however, that if Company relocates Chief Executive Officer from Houston, Texas without the concurrence of Chief Executive Officer, such action by Company shall, at the option of Chief Executive Officer constitute a termination of Chief Executive Officer by Company without cause. Robert B. Teague shall serve as a member of the Board of Directors of Company during the term of his engagement as Chief Executive Officer.

      2. Chief Executive Officer Performance. Chief Executive Officer accepts this contract with Company on the terms and conditions provided in this Agreement. Chief Executive Officer recognizes that Chief Executive Officer owes to Company duties of loyalty, fidelity and obedience in all matters pertaining to such engagement. Chief Executive Officer shall serve Company diligently and faithfully, shall timely perform all duties to the best of Chief Executive Officer's ability and in compliance with Company's reasonable standards of performance, and shall devote Chief Executive Officer's best efforts to the conduct of Company's business. Chief Executive Officer warrants that all information provided by Chief Executive Officer is true and correct.

      3. Compensation. In consideration for the services of Chief Executive Officer rendered to Company pursuant to the terms of this Agreement, and subject to the performance of Chief Executive Officer's obligations hereunder, Company shall pay Chief Executive Officer according to the provisions of the Company's compensation plan as described in Exhibit A. Chief Executive Officer shall receive no compensation or benefits including but not limited to paid holidays, paid vacation and paid health insurance, that are not set forth in Exhibit A. Chief Executive Officer is considered an "Independent Contractor" pursuant to the terms of this agreement.


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

      4. Engagement.

            A. Term of Engagement. Chief Executive Officer's term of engagement under this Agreement shall commence on August 22, 2000 and shall continue until
(a) terminated by Company, for "Cause" (as defined below), or (b) Company and Chief Executive Officer mutually agree to the termination or extension of Chief Executive Officer's engagement, in writing signed by both of them in accordance with Section 9(G) of this Agreement (c) there occurs one of the four following events the occurrence of which shall be considered a termination without cause:
1) a merger in which the Company is not the surviving entity, 2) a sale of substantially all of the assets of Company, 3) a transaction or series of transactions pursuant to which the Company adopts a plan of dissolution or liquidation, or 4) any other organization, consolidation or transaction in which current owners no longer maintain either voting control or the ability to elect a majority of the directors of the Company (post MiraQuest transaction), (d) Chief Executive Officer provides Company ninety (90) days notice of his intention to terminate his engagement with Company, or (e) Chief Executive Officer becomes disabled thus impairing his ability to perform his duties, which condition shall be treated as a termination without cause and the pay and benefits associated with termination without cause shall apply. In the event of Chief Executive Officer's giving notice of intent to resign, the Company has the choice of releasing Chief Executive Officer of his duties and obligations and continuing his compensation and benefits for the ninety (90) day period or requiring Chief Executive Officer to continue his duties and meeting his obligations as an Chief Executive Officer until the expiration of the ninety
(90) day period.

            B. Termination of Engagement. During the term of this Agreement, the Company may terminate the engagement of the Chief Executive Officer for "Cause" by giving the Chief Executive Officer written notice of such termination setting forth the "Cause" relied upon. For the purposes of this Agreement, "Cause" shall include but not be limited to (i) the Chief Executive Officer's disregard of lawful instructions of the Company that are consistent with the Chief Executive Officer's position and duties set forth herein; (ii) the Chief Executive Officer's failure to perform Chief Executive Officer's duties in compliance with Company's reasonable standards of performance and not as a result of notice of intention to resign, disability or retirement; (iii) the Chief Executive Officer's willful actions which do or are likely to result unjustifiably in material damage or embarrassment to the Company, the Company's reputation, or the Company's other legitimate business interests ; (iv) the Chief Executive Officer's abuse or illegal use of alcohol or other drugs or controlled substances; (v) the Chief Executive Officer's material breach of any of the terms or conditions of this Agreement; (vi) the conviction of the Chief Executive Officer of a felony or entry of a guilty plea or plea of nolo contendere by Chief Executive Officer to a felony (or any other crime that has or might have a material adverse effect upon Chief Executive Officer's ability to carry out Chief Executive Officer's job duties or other obligations under this Agreement); or (vii) the Chief Executive Officer's theft, embezzlement or misappropriation of funds from the Company. In the event Company wishes to terminate Chief Executive Officer's engagement pursuant to Subsection (i), (ii),
(iii), (iv), or (v) above, Company shall give to Chief Executive Officer thirty
(30) days' notice of Company's intention to terminate Chief Executive Officer's engagement and the reason(s) for such termination. If Chief Executive Officer wishes to remain engaged by Company, Chief Executive Officer shall during such thirty (30) day period remedy to the reasonable satisfaction of Company's Board of Directors the misconduct, disregard, abuse, or other breach specified in such notice. If Chief Executive


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

Officer does not so remedy such breach to the reasonable satisfaction of Company's Board of Directors, then the termination shall take effect at the end of the thirty (30) day period. A termination pursuant to Subsection (vi) or
(vii) shall take effect immediately upon the giving of notice. Achievement of desired results or performance established as a goal by the Company shall not be a basis of termination for Cause. Any benefits or compensation to be earned based on performance criteria will terminate with Chief Executive Officer's termination whether with or without cause.

            C. Termination Without Cause. Company may terminate the Chief Executive Officer's engagement without Cause at any time within the Chief Executive Officer's first 120 days of engagement upon payment to Chief Executive Officer of severance compensation equivalent to compensation for 2 10 days of engagement reduced by the compensation paid to Chief Executive Officer through the date of termination. After Chief Executive Officer has been employed and paid for the excess of 120 days, Company may terminate the engagement of the Chief Executive Officer without Cause upon payment to Chief Executive Officer of severance compensation equivalent to compensation for six (6) months, including all benefits. Equity compensation is not included as component of the termination without cause severance compensation calculation.

            D. Equal Opportunity Company. Company is an Equal Employment Opportunity organization and shall not discriminate against Chief Executive Officer on the basis of age, color, creed, disability, marital status, national origin, political ideology, race, religion, sex, sexual orientation, or status as a disabled veteran or veteran of the Vietnam war era, with respect to promotion, transfer, compensation, benefits or any other employment decision.

            E. Work Environment. In addition, Company is committed to maintaining a positive, constructive working environment and will not tolerate harassment or abuse of Chief Executive Officer in the workplace. If Chief Executive Officer feels Chief Executive Officer has been subjected to discrimination, harassment or abuse in connection with Chief Executive Officer's engagement, Company encourages Chief Executive Officer to bring any and all such matters to the attention of Company's chief human resources officer and/or Board of Directors, who will conduct an investigation of all such matters brought to their attention and take such personnel action as is appropriate under the circumstances. Chief Executive Officer will not be subjected to retaliation for submitting complaints to Company's chief human resources officer and/or Board of Directors.

      5. Confidential Information.

            A. Definition of Confidential Information. Company is in the business of providing chronic disease management services and other related services, and Company has built up an established and extensive trade and reputation in the industry. Company has developed and continues to develop commercially valuable technical and nontechnical information ("Confidential Information") that is proprietary and confidential and/or constitutes Company's "trade secrets" as defined by the Texas Trade Secrets Act. Such Confidential Information, which is vital to the success of Company's business, includes, but is not necessarily limited to programs, computer programs, system documentation, data compilations, manuals, methods, techniques, processes, patented and/or unpatented technology,


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060200                                                                      1050
research, know-how, development, designs, devices, inventions, the identities of customers, prospective customers, suppliers and prospective suppliers, contracts with suppliers and customers, sales proposals, methods of sales, marketing research and data, pricing policies, cost information, financial information, business plans, specialized requests of Company's customers, and other materials and documents developed by Company. Confidential Information also includes special hardware, product hardware, related software and related documentation, either owned by Company or in Company's possession under an agreement of nondisclosure. Through Chief Executive Officer's engagement, Chief Executive Officer may become acquainted with or contribute to the Company's Confidential Information through inventions, discoveries, improvements, software development, and/or in other ways.

            B. Chief Executive Officer Access to Confidential Information. Chief Executive Officer shall: (a) access only such Confidential Information as is reasonably necessary to perform Chief Executive Officer's job functions; and (b) allow access to Confidential Information under Chief Executive Officer's control to only those employees whose job functions for Company reasonably necessitate access to such Confidential Information.

            C. Nondisclosure of Confidential Information. Chief Executive Officer shall not, at any time, either during or subsequent to engagement, directly or indirectly, appropriate, disclose or divulge any Confidential Information to any person not then employed by Company, unless authorized or directed to do so by Company or required to do so by a court or other governmental entity acting with the force of law. If Company authorizes or directs Chief Executive Officer to disclose Confidential Information to any third party, Chief Executive Officer must ensure that a signed confidentiality agreement for the benefit of Company is or has been obtained from the third party to whom Confidential Information is being disclosed and that all Confidential Information so disclosed is clearly marked "Confidential."

            D. Return of Confidential and Other Information. All Confidential Information provided to Chief Executive Officer, and all documents and things prepared by Chief Executive Officer in the conduct of his duties for Company, including but not necessarily limited to correspondence, drawings, blueprints, manuals, letters, notes, lists, reports, flowcharts, computer programs, proposals, notebooks, DayTimers, planners, calendars, schedules, discs, data tapes, financial plans and information, business plans, and other documents and records, whether in hard copy, magnetic media or otherwise, and any and all copies thereof, are the exclusive property of Company and shall be returned immediately to Company upon termination of engagement or upon Company's request at any time.

            E. Ownership of Confidential Information. Chief Executive Officer hereby grants to Company, and Company hereby accepts, the entire right, title, and interest of Chief Executive Officer in and to any of the Confidential Information created or developed by Chief Executive Officer for the Company, or that may be created or developed by Chief Executive Officer for the Company during the term of the Chief Executive Officer's engagement by Company (as created or developed within the scope of Chief Executive Officer's engagement by Company), including, but not limited to, all patents, copyrights, trade secrets, and other proprietary rights in or based on the Confidential Information. If the Confidential Information or any portion thereof is copyrightable, it shall be deemed to be a "work made for hire," as such


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

term is defined in the copyright laws of the United States. Chief Executive Officer shall cooperate with Company or its designees and execute assignments, oaths, declarations, and other documents prepared by Company, to effect the terms, of this Section 5(E) or to perfect or enforce any proprietary rights resulting from or related to this Agreement. Such cooperation and execution shall be at no additional compensation to Chief Executive Officer; provided, however, Company shall reimburse Chief Executive Officer for reasonable out-of-pocket expenses incurred at the specific request of Company. Company in turn recognizes that Chief Executive Officer is engaged in other companies and with other, separate responsibilities, and that, in the course of such separate engagement he may develop or extend confidential information applicable to such companies that is not part of his duties within this contract and to which Company has no right, title or interest. Such recognition shall not be construed to alter the duties of Chief Executive Officer as set forth in Section 2 of this agreement.

      6. NonCompetition Obligations. During the term of Chief Executive Officer's engagement with Company, and for a 12 month period of time following termination of such engagement for any reason, Chief Executive Officer will not, directly or indirectly, at any place in the United States, either for him/herself or on behalf of any other person, partnership, corporation or other entity

            (a) solicit, divert, take away, or attempt to solicit, divert or take away, any of Company's customers or the business or patronage of any such customer;

            (b)   solicit, recruit or hire any other Employee of Company; or

            (c) otherwise engage or become interested (as owner, stockholder, partner, director, officer, member, creditor, consultant, or employee) in any chronic disease management / monitoring business, including pharmaceutical and medical supply delivery to patients, in competition with any portion of the chronic disease management/monitoring business conducted by Company at any time during Chief Executive Officer's engagement with Company unless such activity is set forth in Exhibit B as an activity in which Chief Executive Officer is engaged on the Effective Date of this Agreement is initiated.

Chief Executive Officer acknowledges that Company is doing business throughout the United States, that Chief Executive Officer is reasonably expected to have contact with Company's customers throughout the United States during the term of Chief Executive Officer's engagement with Company, and that the national geographic scope of these covenants is reasonably necessary to protect Company's legitimate business interests.

      7. Enforcement.

            A. Reasonableness of Restrictions. Chief Executive Officer's compliance with this Agreement is reasonable and necessary to protect Company's legitimate business interests, including but not limited to Company's goodwill.


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

            B. Irreparable Harm. A breach of Chief Executive Officer's obligations under this Agreement will result in great, irreparable and continuing harm and damage to Company for which there is no adequate remedy at law.

            C. Injunctive Relief. In the event Chief Executive Officer breaches this Agreement, Company shall be entitled to seek, from any court of competent jurisdiction, preliminary and permanent injunctive relief to enforce the terms of this Agreement, in addition to any and all monetary damages allowed by law, against Chief Executive Officer.

            D. Extension of Covenants. In the event Chief Executive Officer violates any one or more of the covenants contained in Section 6 of this Agreement, Chief Executive Officer agrees that the running of the term of each covenant so violated shall be tolled during the period(s) of any such violation and the pendency of any litigation arising out of any such violation.

            E. Judicial Modification. The parties have attempted to limit the Chief Executive Officer's right to compete only to the extent necessary to protect Company from unfair business practices and/or unfair competition. The parties recognize, however, that reasonable people may differ in making such a determination. Consequently, the parties hereby agree that, if the scope or enforceability of the restrictive covenant is in any way disputed at any time, a court or other trier of fact may modify and enforce the covenant to the extent that it believes to be reasonable under the circumstances existing at that time.

            F. Attorney Fees. In the event it becomes necessary for either party to this Agreement to institute a suit at law or in equity for the purposes of enforcing any of the provisions of this Agreement, the prevailing party shall be entitled to recover said party's reasonable attorney's fees, plus court costs and expenses, from the nonprevailing party.

            G. Withholding from Final Paycheck. Chief Executive Officer expressly authorizes Company to withhold and deduct from Chief Executive Officer's final wages any amounts owed by Chief Executive Officer to Company at the time of the termination of engagement, including but not limited to, any draw deficiencies, reimbursement for unearned commissions, and the value of unreturned or damaged Company property. Chief Executive Officer further expressly agrees to repay to Company any additional sums owed by Chief Executive Officer to Company (above that which may be withheld) immediately upon termination of Chief Executive Officer's engagement. If the Company owes the Chief Executive Officer amounts exceeding those that the Chief Executive Officer may owe the Company as outlined above, the Company agrees to pay this amount at the time of the final paycheck. This amount would include all monetary and stock compensation that may have been accrued but not paid by the Company to Robert B. Teague, whether acting in the role of Chief Executive Officer or prior roles of Medical Director and Chief Medical Officer.

            Indemnity. Chief Executive Officer warrants and represents that Chief Executive Officer has not violated, is not violating, and will not violate any of the terms or conditions of any prior employment agreement, noncompetition or other restrictive covenant, or other agreement entered into by Chief Executive Officer while in the employment of any other company; that Chief Executive Officer has not given and will not give to Company at any time


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

any customer list, trade secret, or any other item of confidential information, obtained or received while in the employment of any other Company; that Chief Executive Officer's engagement with Company is not restricted or limited in any way by any such engagement agreement or restrictive covenant or by operation of any state, federal or local regulation, statute or other law of any kind, name or nature, including but not limited to trade secret laws and immigration laws; and that Chief Executive Officer is in all respects duly qualified and eligible to work for Company. In the event any legal or administrative action is commenced against the Chief Executive Officer, Company or both, arising out of Chief Executive Officer's former employment by another Company or Chief Executive Officer's illegal action or violation of one or more of the warranties or representations set forth in this section, Chief Executive Officer agrees to indemnify Company for all damages, costs and expenses, including reasonable attorney fees, which Company may incur and/or be required to pay in connection with such legal or administrative action. Company warrants and represents that Company has not violated, is not violating, and will not violate any of the terms or conditions of any prior employment agreement, noncompetition or other restrictive covenant, or other agreement entered into by Company; that Company's hiring of Chief Executive Officer is not restricted or limited in any way by any agreement or restrictive covenant or by operation of any state, federal or local regulation, statute or other laws. In the event any legal or administrative action is commenced against the Company, the Chief Executive Officer or both, arising out of any matter involving the Company, Company agrees to indemnify Chief Executive Officer for all damages, costs and expenses, including reasonable attorney fees, which Chief Executive Officer may incur and/or be required to pay in connection with such legal or administrative action, so long as such action does not arise pursuant to the conduct of the Chief Executive Officer.

      9. Miscellaneous.

            A. Survival. This Agreement shall be effective as of the date first written above and that the terms of this Agreement shall remain in full force and effect not only during the continuation of Chief Executive Officer's engagement, but also after the termination of engagement for any reason by Company or Chief Executive Officer.

            B. Waiver. Failure of the Company to exercise or otherwise act with respect to any of its rights under this Agreement shall not be construed as a waiver of any breach, nor prevent the Company or Chief Executive Officer from thereafter enforcing strict compliance with any and all terms of this Agreement.

            C. Severability. If any part of this Agreement shall be adjudicated to be invalid or unenforceable, as to duration, territory or otherwise, then such part shall be deemed deleted from this Agreement or amended, as the case may be, in order to render the remainder of this Agreement valid and enforceable.

            D. Agreement Binding. This Agreement shall be binding upon and inure to the benefit of Company, Company's successors and assigns, Chief Executive Officer and Chief Executive Officer's heirs, executors, administrators and legal representatives.


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

                    EXHIBIT A TO ENGAGEMENT, CONFIDENTIALITY
                          AND NONCOMPETITION AGREEMENT
                              DATED August 22, 2000

Job Title: Chief Executive Officer

Compensation Plan:

      A. Base Compensation: $10,450 / month, paid biweekly to Robert B. Teague, M.D.,P.A.,

      B.    Performance Based Cash Bonuses payable to Robert B. Teague, MD., PA:

            1. 20% of Annual Base Compensation upon MediQuik achieving two consecutive quarters of positive operating cash flow (EBIDTA).

            2. 20% of Annual Base Compensation upon MediQuik achieving 1 reportable quarter of financial profit.

      C.    Stock Option Program payable to Robert B. Teague:

            1. Signing Bonus: Stock Option on 50,000 shares MediQuik Class A Common Stock priced at the market for a term of 10 years.

            2.    Time Bonus:

                        a. 50,000 options vested at the end of the first year of engagement.
                        b. 12,500 options vested each quarter of the second year of engagement.

            3.    Performance Bonus:

                        a. 50,000 options vested upon MediQuik achieving two consecutive quarters of positive operating cash flow (EBIDTA).
                        b. 50,000 options vested upon MediQuik achieving 1 reportable quarter of financial profit.

                                                    COMPANY:

                                                    MEDIQUIK SERVICES, INC.

                                                    By:  /s/ William Marciniak
                                                    ----------------------------
                                                    Its


                                                    CHIEF EXECUTIVE OFFICER:

                                                         /s/ Robert B. Teague
                                                    ----------------------------
                                                    Robert B. Teague, M.D., P.A.
                                                    A Professional Association


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

            E. Governing Law. This Agreement is made and entered into in the State of Texas, where Company has its principal place of business, and concerns engagement situated in said state. This Agreement shall be interpreted and construed in accordance with the laws of the State of Texas.

            F. Titles and Captions. All section and paragraph titles and captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the construction or interpretation of this Agreement.

            G. Entire Agreement. This Agreement contains all the understandings and agreements between the parties concerning matters set forth in this Agreement. The terms of this Agreement supersede any and all prior statements, representations and agreements by or between Company and Chief Executive Officer, or either of them, concerning the matters set forth in this Agreement. Chief Executive Officer acknowledges that no person who is an agent or Chief Executive Officer of Company may orally or by conduct modify, delete, vary, or contradict the terms or conditions of this Agreement or this paragraph. This Agreement may be modified only by a written agreement signed by both parties.

      Chief Executive Officer acknowledges that Chief Executive Officer has read and understands the entire contents of this Agreement and that Chief Executive Officer has received a copy of this Agreement.

                                                COMPANY:

                                                MEDIQUIK SERVICES, INC.

                                                By  /s/ William J. Marciniak
                                                --------------------------------
                                                Its '


                                                CHIEF EXECUTIVE OFFICER:

                                                    /s/ Robert B. Teague
                                                --------------------------------
                                                Robert B. Teague, M.D., P.A.
                                                A Professional Association


EMPLOYMENT, CONFIDENTIALITY & NONCOMPETITION AGREEMENT - 8

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

                                    EXHIBIT B

1.    Medical Advisory Board Appointments:

      A. Vencor, Inc., Hospital Division
      B. MyDailyHealth.com
      C. Compaq Computer Corp. - Corporate Medical Director

2.    Board of Directors Appointments:

      A. MedeCoach, Inc.

3.    Professional Associations

      A. Baylor College of Medicine - Associate Professor

4.    Significant Owner, Officer and Board Member

      A. eMedicalResearch, Inc. - Clinical Research Firm

                                                 COMPA NY:

                                                 MEDIQUIK SERVICES, INC.

                                                 By:  /s/ William J. Marciniak
                                                 -------------------------------
                                                 Its: CEO


                                                 CHIEF EXECUTIVE, OFFICER:

                                                      /s/ Robert B. Teague
                                                 -------------------------------
                                                 Robert B. Teague, M.D., P.A.
                                                 A Professional Association


EMPLOYMENT, CONFIDENTIALITY & NONCOMPETITION AGREEMENT - 10

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